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                                EXHIBIT 21.1









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                                                                    EXHIBIT 21.1



Subsidiary Information

Corel Corporation Limited
Europa House
Harcourt Street
Dublin 2, Ireland

Corel, Inc.
567 Timpanogos Parkway
Orem, Utah U.S.A. 84507

Corel Corporation (U.S.A.)
567 Timpanogos Parkway
Orem, Utah U.S.A. 84507

Corel Computer Corporation
150 Isabella Street, Suite 1000
Ottawa, Ontario K1S 1V7


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